Exhibit 10.3

QUICKSILVER RESOURCES CANADA INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant: __________________________
Number of Restricted Stock Units: _________
Date of Grant: ________________________

1.    Under the terms and conditions of the Quicksilver Resources Inc. Second Amended and Restated 2006 Equity Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Quicksilver Resources Canada Inc., an Alberta, Canada corporation (“QRCI”), grants to the individual whose name is set forth above (the “Participant”) the number of Restricted Stock Units set forth above (the “Restricted Stock Units”).  Terms not defined in this Agreement have the meanings set forth in the Plan.

2.    The Restricted Stock Units will become vested in accordance with the schedule of vesting dates set forth below, provided that the Participant has remained an employee of the Company or a Subsidiary through each such vesting date (and further provided that in no event will the Participant become entitled to settlement of a fractional Restricted Stock Unit):

No. of Vested Units	On and After

[1/3	First Anniversary of Date of Grant]
[1/3	Second Anniversary of Date of Grant]
[1/3	Third Anniversary of Date of Grant]

Notwithstanding the vesting dates set forth above, in the event of a Change in Control while the Participant is employed by the Company or a Subsidiary or in the event that the Participant separates from service with the Company and its Subsidiaries by reason of retirement at or after the age of 62 and completion of five years of service, disability (as determined by the Committee in good faith) or death, the nonvested Restricted Stock Units will immediately become 100% vested.  If the Participant separates from service with the Company and its Subsidiaries for any reason other than such retirement, disability or death, any nonvested Restricted Stock Units will be forfeited immediately.

3.    Each vested Restricted Stock Unit will entitle the Participant to receive a lump sum cash payment from QRCI equal to the Market Value per Share, determined as of the date the Restricted Stock Unit becomes vested; payment will be made within the 10-day period following the date the Restricted Stock Units become vested.

If the Company makes a good faith determination that a payment hereunder (a) constitutes a deferral of compensation for purposes of Section 409A of the Code, (b) is made to the Participant by reason of his or her “separation from service” (within the meaning of Section 409A of the Code), and (c) at the time such payment would otherwise be made the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment will be delayed until the first day of the seventh month following the date of such separation from service.  If (x) a Change in Control occurs after the date that the Participant has attained age 62 and completed five years of service, and (y) the Change in Control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Code), then the date of payment will be determined without regard to the occurrence of the Change in Control.

4.    The Participant will have none of the rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Restricted Stock Units, including the right to vote such shares or receive any dividends that may be paid thereon.  Further, nothing herein will confer upon the Participant any right to remain in the employ of the Company or a Subsidiary.

5.    To the extent that the Company or QRCI, as the case may be, is required to withhold any federal, state, provincial, local or foreign taxes, Canada/Quebec Pension Plan contributions or Employment Insurance premiums in connection with the issuance, vesting or settlement of any Restricted Stock Units, and the amounts available to the Company or QRCI, as the case may be, for such withholding are insufficient, it will be a condition to the issuance, vesting or settlement of any Restricted Stock Units that the Participant will be liable to pay such taxes or make provisions that are satisfactory to the Company or QRCI, as the case may be, for the payment thereof.  The Company or QRCI, as the case may be, may withhold the required amount and remit it to the appropriate taxing authority out of the cash payment otherwise owing to the Participant.

6.    The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Agreement without the Participant’s consent, except to the extent necessary to comply with the requirements of Section 409A of the Code.

7.    [The Participant hereby certifies that he or she is not a person resident in the United States of America (a “U.S. Person”) and is not acquiring the Restricted Stock Units for the account or benefit of any U.S. Person.]*

8.    [The Participant acknowledges that the Restricted Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.  Without limiting the generality or effect of the foregoing restrictions, the Participant hereby agrees that he or she will not sell, pledge, assign or transfer the Restricted Stock Units or any rights under the Restricted Stock Units except in accordance with the provisions of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration.  The Participant hereby further agrees not to engage in hedging transactions with regard to the Restricted Stock Units unless in compliance with the Securities Act.]*

9.    [QRCI and the Company acknowledge that they are required hereby to refuse to register any transfer of the Restricted Stock Units not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration.]*

QUICKSILVER RESOURCES CANADA INC.		ACCEPTED:

By:
Print:		Signature of Participant
Title:

[Agreed and Acknowledged with respect to Section 9:
QUICKSILVER RESOURCES INC.

By:
Print:
Title:	]*

[THE RESTRICTED STOCK UNITS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  WITHOUT LIMITING THE GENERALITY OR EFFECT OF THE RESTRICTIONS ON SALE, PLEDGE, ASSIGNMENT OR TRANSFER SET FORTH IN THE PLAN OR THIS AGREEMENT, THE RESTRICTED STOCK UNITS MAY NOT BE SOLD, PLEDGED, ASSIGNED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.  ANY HEDGING TRANSACTIONS INVOLVING THE RESTRICTED STOCK UNITS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.]*

* Bracketed language to be included only if grant is intended to be exempt from registration under Regulation S.